Exhibit 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of September 5, 2014, is entered into by and among BB&T Corporation, a North Carolina corporation (“Parent”), and The Bank of Kentucky Financial Corporation, a Kentucky corporation (“BKYF”), and each person executing this Agreement or a counterpart to this Agreement (each, a “Shareholder”).

RECITALS

A.            Pursuant to the terms of the Agreement and Plan of Merger (as the same may be amended or supplemented, the “Merger Agreement”), dated as of the date hereof, between Parent and BKYF, BKYF will, subject to the terms and conditions set forth therein, merge with and into Parent, with Parent being the surviving entity (the “Merger”).

B.            As an inducement for Parent to enter into the Merger Agreement, Parent has required that each Shareholder enter into this Agreement.

AGREEMENT

In consideration of Parent’s and BKYF’s performance under the Merger Agreement, each Shareholder agrees as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meaning assigned to those terms in the Merger Agreement.

2.	Effectiveness. If the Merger Agreement is terminated for any reason in accordance with its terms, this Agreement shall automatically terminate and be null and void and of no effect.

3.	Voting Agreement. From the date hereof until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), Shareholder irrevocably and unconditionally hereby agrees that at any shareholder meeting of BKYF to approve the Merger Agreement or any adjournment or postponement thereof, Shareholder shall be present (in person or by proxy) and shall vote (or cause to be voted) the voting shares of capital stock of BKYF beneficially owned by such Shareholder as of the date hereof along with all such shares over which the Shareholder may acquire beneficial ownership from time to time after the date hereof, in each case that are entitled to vote at such meeting (together, “Owned Shares”): (a) in favor of (1) approval of the Merger Agreement and (2) approval of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to approve the Merger Agreement; and (b) against (1) any action or agreement that would be reasonably likely to impair the ability of Parent to complete the Merger, the ability of BKYF to complete the Merger, or that would otherwise be inconsistent with, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement and (2) other than the transactions contemplated by the Merger Agreement, any proposal that relates to an Acquisition Proposal without regard to the terms of such proposal. Shareholder represents and warrants and covenants and agrees that, except for this Agreement, he or she (x) has not entered into, and shall not enter into during the Support Period, any voting agreement or voting trust with respect to the Owned Shares and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Owned Shares except any proxy to carry out the intent of this Agreement. Shareholder hereby acknowledges that Shareholder is, in his or her capacity as a Shareholder of BKYF, bound by the restrictions set forth in Section 5.9 of the Merger Agreement and agrees consistent therewith not to solicit or facilitate any Acquisition Proposal.

4.	Grant of Irrevocable Proxy; Appointment of Proxy. During the Support Period, each Shareholder hereby irrevocably and unconditionally grants to, and appoints, Parent and any designee thereof as such Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Shareholder, to vote or cause to be voted (including by proxy or written consent, if applicable) the Owned Shares owned by such Shareholder as of the applicable record date in accordance with Section 3 of this Agreement; provided that each Shareholder grant of the proxy contemplated by this Section 4 shall be effective if, and only if, such Shareholder has not delivered to BKYF prior to the meeting at which any of the matters described in Section 4 are to be considered, a duly executed irrevocable proxy card directing that the Owned Shares of such Shareholder be voted in accordance with Section 3 of this Agreement; provided, further, that any grant of such proxy shall only entitle Parent or its designee to vote on the matters specified by Section 3, and each Shareholder shall retain the authority to vote on all other matters. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4, if it becomes effective, is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. The parties hereby further affirm that the irrevocable proxy, if it becomes effective, is coupled with an interest and is intended to be irrevocable until the end of the Support Period, at which time it will terminate automatically. If for any reason any proxy granted herein is not irrevocable after it becomes effective, then the Shareholder granting such proxy agrees, until the the end of the Support Period, to vote the Owned Shares in accordance with Section 3 of this Agreement. The parties agree that the foregoing is a voting agreement.

5.	Transfer Restrictions Prior to Merger. The Shareholder will not, during the Support Period, sell, transfer, assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangements that transfers to another, in whole or in part, any of the economic consequences of ownership of, enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, lien, hypothecation or other disposition of (by merger, by testamentary disposition, by operation of law or otherwise) or otherwise convey or dispose of, any of the Owned Shares, or any interest therein, including the right to vote any Owned Shares, as applicable (a “Transfer”); provided that Shareholder may Transfer Owned Shares for estate planning or to a charitable institution for philanthropic purposes so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement.

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6.	Cooperation. From time to time, at the reasonable request of Parent or BKYF and without further consideration, Shareholder shall cooperate with Parent and BKYF, at BKYF’s expense, to make all filings and obtain all consents of Governmental Authorities and third parties and execute and deliver such additional documents and take all such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement. Without limiting the foregoing, Shareholder hereby (a) authorizes Parent and BKYF to publish and disclose in any public announcement, disclosure required by the SEC or by applicable Law or the Proxy Statement/Prospectus (and, if applicable, the Registration Statement), Shareholder’s identity and ownership of the Owned Shares, the nature of Shareholder’s obligations under this Agreement and any other information that Parent or BKYF reasonably determines is required to be disclosed in connection with the Merger and the transactions contemplated by the Merger Agreement; (b) agrees to promptly give to Parent and BKYF any information Parent or BKYF may reasonably require for the preparation of any such disclosure documents; and (c) agrees to promptly notify Parent and BKYF of any required corrections with respect to any information supplied by Shareholder, if and to the extent that such information shall have become false or misleading in any material respect.

7.	Representations and Warranties. Each Shareholder represents and warrants to Parent that: this Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and legally binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms and no other action is necessary to authorize the execution and delivery by such Shareholder or the performance of its obligations hereunder; if such Shareholder is married and any of the Owned Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been (or promptly shall be) duly and validly executed and delivered by, and constitutes a valid and legally binding agreement, of Shareholder’s spouse, enforceable in accordance with its terms; the Owned Shares as of the date hereof are equal to the number of shares set forth next to each Shareholder’s name on Exhibit A hereto; and except as noted on Exhibit A hereto, Shareholder has, and at all times during the term of this Agreement shall have, beneficial ownership of, good and valid title to and full and exclusive power to vote, without restriction or limitation, the Owned Shares (other than any such shares that are transferred in the manner permitted by this Agreement).

8.	Entire Agreement; Assignment. This Agreement is irrevocable. The recitals are incorporated as a part of this Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned by operation of law or otherwise and shall be binding upon and inure solely to the benefit of each party hereto; provided however that the rights under this Agreement are assignable by Parent or BKYF to any successor-in-interest.

9.	Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that each of Parent and BKYF would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Parent or BKYF may be entitled (including monetary damages), each of Parent and BKYF shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Shareholder further agrees that none of Parent, BKYF or any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and Shareholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

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10.	Governing Law and Enforceability. This Agreement is governed by, and shall be interpreted in accordance with, the laws of the State of Delaware, without regard to any applicable conflict of law principles. If any court determines that the restrictions set forth in this Agreement are unenforceable, then the parties request such court to reform these provisions to the maximum restrictions, term, scope or geographical area that such court finds enforceable. Venue of any legal action or proceeding between the parties related to this Agreement shall be in any federal or state court located in the State of Delaware, and the parties each consent to the personal jurisdiction of the courts of the State of Delaware and the federal courts located in the State of Delaware. Each Shareholder agrees not to claim that the State of Delaware is an inconvenient place for trial.

11.	Individual Obligations. The obligations of each of the Shareholders under this Agreement are several and not joint. This Agreement is binding on each Shareholder that executes this Agreement regardless of whether any other Shareholder(s) also executed this Agreement.

12.	Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment, by Parent, BKYF and the Shareholder, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

13.	Counterparts. The parties may execute this Agreement in one or more counterparts, including by facsimile or other electronic signature. All the counterparts will be construed together and will constitute one Agreement.

[Signature pages follow]

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SIGNED as of the date first set forth above:

BB&T CORPORATION	THE BANK OF KENTUCKY FINANCIAL CORPORATION

By /s/ Daryl N. Bible	By	/s/ Robert W. Zapp
Name: Daryl N. Bible	Name: Robert W. Zapp
Title: Senior Executive Vice President and Chief Financial Officer	Title: President and Chief Executive Officer

Additional Signatures on Next Page

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ Charles Berger
Charles Berger

/s/Sharon Berger
Sharon Berger

Berger-Collins, LLC

By:	/s/ Charles M Berger
Name:	Charles M Berger
Title:	Managing Member

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ John Cain
John Cain

/s/ Carla Cain
Carla Cain

/s/ John S. Cain
John S. Cain, Trustee of Trust for Addison D. Cain, U/A 12/27/2000

/s/ John S. Cain
John S. Cain, Trustee of Trust for Hannah M. Cain U/A 12/27/2000

/s/ John S. Cain
John S. Cain, Trustee of Trust for Caroline M. Cain U/A 12/27/2000

/s/ John S. Cain
John S. Cain, Trustee of Trust for Mary J. Cain U/A 10/5/2004

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ Ruth M. Doering
Ruth M. Doering

/s/ Ruth M. Doering
Ruth M. Doering, Trustee of the Ruth M. Doering Revocable Trust Agreement dated March 30, 2000

Doering Family Limited Partnership

By:	/s/ Ruth M Doering
Name:	Ruth M Doering
Title:	Managing Member

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ Martin J. Gerrety
Martin J. Gerrety

/s/ Lynda M Gerrety
Lynda M Gerrety

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ Barry Kienzle
Barry Kienzle

/s/ Mary Jo Kienzle
Mary Jo Kienzle

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ John Miracle
John Miracle

/s/ Geraldine Miracle
Geraldine Miracle

/s/ John E Miracle
John E Miracle, Trustee of the Irrevocable Trust Agreement for Alexandra Lauren Niemeyer dated June 3, 1998

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ Mary Sue Rudicil
Mary Sue Rudicill

/s/ William A Rudicill
William A Rudicill

Belleview Sand & Gravel Inc.

By:	/s/ Mary Sue Rudicil
Name:	Mary Sue Rudicill
Title:	Chairman of the Board

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ James C Votruba
James C Votruba

/s/ James C. Votruba
James C. Votruba, Trustee of James C. Votruba Trust U/A Dated 01/09/1996

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[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ Herbert H. Work
Herbert H. Work

Boone-Kenton Lumber and Building Supply Company

By:	/s/ Herbert H. Work
Name:	Herbert H Works
Title:	President

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS:

/s/ Robert W. Zapp
Robert W. Zapp

/s/ Nancy Ann Zapp
Nancy Ann Zapp

[Signature Page to Voting and Support Agreement]

Exhibit A

Directors and Executive Officers	Name of Shareholder (Note)	Number of Owned Shares

Charles M. Berger	Charles Berger	12,542
	Charles Berger & Sharon Berger, JT TEN	628
	Sharon Berger	11,639
	Berger-Collins, LLC (Charles M Berger, managing member)	15,000

John S. Cain	John Cain	2,579
	John Cain & Carla Cain, JT TEN	114,561
	John S. Cain, Trustee of Trust for Addison D. Cain, U/A 12/27/2000 (John S. Cain, Trustee)	11,614
	John S. Cain, Trustee of Trust for Hannah M. Cain U/A 12/27/2000 (John S. Cain, Trustee)	11,614
	John S. Cain, Trustee of Trust for Caroline M. Cain U/A 12/27/2000 (John S. Cain, Trustee)	11,614
	John S. Cain, Trustee of Trust for Mary J. Cain U/A 10/5/2004 (John S. Cain, Trustee)	11,614

Ruth M. Doering	Ruth M. Doering	2,173
	Ruth M. Doering, Trustee of the Ruth M. Doering Revocable Trust Agreement dated March 30, 2000 (Ruth M. Doering, Trustee)	4,060
	Doering Family Limited Partnership (Ruth M Doering, managing member)	101,818

Martin J. Gerrety	Martin J. Gerrety	1,004
	Lynda M Gerrety	3,366

Barry J. Kienzle	Barry Kienzle	13,305
	Mary Jo Kienzle	3,785

John E. Miracle	John Miracle	124,799
	Geraldine Miracle	38,378
	John Miracle & Geraldine Miracle	3,180
	John E Miracle, Trustee of the Irrevocable Trust Agreement for Alexandra Lauren Niemeyer dated June 3, 1998 (John E Miracle, Trustee)	1,220

Mary Sue Rudicill	Mary Sue Rudicill	51,362
	Mary Sue Rudicill & William A Rudicill JT TEN	15,230
	Belleview Sand & Gravel Inc. (Mary Sue Rudicill, Chairman of the Board)	13,500

James C. Votruba	James C Votruba	481
	James C. Votruba Trust U/A Dated 01/09/1996 (James C. Votruba, Trustee)	2,200

Herbert H. Works	Herbert H. Works	34,537
	Boone-Kenton Lumber and Building Supply Company (Herbert H Works, President)	2,000

Robert W. Zapp	Robert W. Zapp	98,185
	Robert W. Zapp & Nancy Ann Zapp	40,965
	Nancy Ann Zapp	39,364